                            Schedule of Differences
                               (party and date)

                                                                     GAD SA #2- GAD SA #3-
                                                            WSS SA     36 pgs     52 pgs    MLIDC SA  MLIC SA  MLIDC SA
                                                           (10/1/93-  (5/1/02-   (5/1/02-  (12/14/04- (6/1/05- (5/1/07-
                                                            5/1/02)  12/14/04)  12/14/04)   6/1/05)   5/1/07)   date)
                                                           --------- ---------- ---------- ---------- -------- --------
    SELLING FIRMS
1   ABD Financial Services, Inc.                                      07/17/03
2   Access Investments Inc.                                06/01/01              03/18/04
3   Advantage Capital Corp. (merged into FSC Securities
      Corp. 3-2-09)                                        12/20/96                                            08/11/06
4   Allegiant Securities LLC                                                                                   03/05/09
5   American Portfolios Financial Services, Inc.                                                               08/16/06
6   AON Securities Corp.                                   02/23/00              03/08/04
7   Askar Corp.                                                                                                07/25/06
8   AXA Advisors LLC (name change from: Equico
      Securities/Equisource)                               03/20/95                                            01/31/08
9   BB & T Investment Services, Inc.                                                                           06/25/08
10  BCG Securities, Inc.                                                                                       03/19/09
11  BG Worldwide Securities, Inc.                                                                              07/31/06
12  Brookstone Securities, Inc. (name change from: Rise
      Inc.)                                                                      03/18/04
13  Cambridge Investment Research, Inc.                    06/19/98              03/08/04
14  CapFinancial Partners LLC dba CapTrust Financial
      Advisors                                                                                                 07/20/06
15  CBIZ Financial Solutions, Inc.                                               05/14/04
16  Century Securities Associates, Inc.                                          03/18/04
17  Champion Capital Corp.                                 03/08/00              12/01/04
18  Chauner Securities, Inc.                               05/23/96              03/08/04
19  Clark Securities, Inc. (name change from: Clark/
      Bardes Financial Services and CRG)                   04/29/01              03/18/04
20  CM Securities, Inc.                                                          05/14/04
21  Collins & Co., Inc.                                                                                        10/31/07
22  Commonwealth Financial Network                                               06/23/04
23  Condata Group, Inc. dba Condata Financial                                                                  03/19/09
25  DaVinci Capital Management, Inc.                                                                           11/02/06
26  Executive Services Securities, Inc. (name change
      from: OneSecurities Corp.)                                                                               10/20/08
27  FAS Corp.                                                                                                  11/12/08
28  Fin'l Network Investment Corp. (part of ING
      Advisers Network)                                                          12/23/04
29  Financial Telesis, Inc.                                10/23/98              03/18/04
30  First Heartland Capital, Inc.                                                04/23/04
31  FSC Securities Corporation                             06/26/98                                            08/11/06
32  G & W Equity Sales, Inc. (name change from:
      Gardner & White)                                     03/14/95              03/18/04
33  GBS Retirement Services, Inc. (name change from:
      Gallagher Benefit Services of NY)                    04/18/02              03/18/04
34  Geneos Wealth Management, Inc.                                               12/23/04
35  Girard Securities, Inc.                                                                           11/03/05 03/19/09
36  Glen Eagle Advisors, LLC                                                                                   07/25/06
37  Hand Securities Inc.                                                                                       07/22/05
38  H. Beck, Inc.                                          12/01/98              12/23/04
40  ING Fin'l Partners, Inc. (part of ING Advisers
      Network)                                                                   02/10/05
41  InterSecurities, Inc.                                  11/13/00                                            08/08/06
42  Independent Financial Group, LLC                                                                           09/19/08
43  KeyBanc Capital Markets Inc. (name change from:
      McDonald Investments, Inc./KeyCorp.)                 01/08/02
44  KMS Financial Services, Inc.                           06/03/96              12/23/04
45  Lifemark Securities Corp.                              03/27/97              03/08/04
46  Lincoln Financial Advisors Corp.                       09/03/97              03/08/04
47  Linsco/Private Ledger Corp.                            08/08/98              03/14/05
48  Lockton Financial Advisors, LLC                                                                            07/31/08
49  Mesirow Financial, Inc.                                06/22/99              03/18/04
50  M Holdings Securities, Inc.                            07/06/00              03/14/05
51  Mid Atlantic Capital Corp. (name change from:
      London Pacific Securities and Select Capital Corp.)  05/14/98              02/07/05
52  MMC Securities Corp. (name change from: Marsh &
      McLennan Securities)                                 11/20/95   07/26/03
53  MML Investors Services, Inc.                           06/16/96                                   02/08/06
54  Morgan Stanley DW, Inc.                                                                                    10/09/06
55  Multi-Fin'l Securities Corp. (part of ING Advisers
      Network)                                                                   12/08/04
56  Mutual Service Corporation                               no date on agmt     12/13/04
57  National Planning Corp.                                                                           03/16/06
58  Nationwide Securities, LLC (name change from: 1717
      Capital Management Co.)                                                                                  08/17/06
59  NBC Securities, Inc.                                                                                       10/12/06
60  New England Securities Corp.                           09/22/98              02/17/05
61  NFP Securities, Inc. (name change from: Partners
      Securities, Inc.)                                    08/20/97              01/28/05
62  Northwestern Mutual Investment Services, LLC           01/08/02                                   04/10/06 03/19/09
63  NRP Financial Inc. (name change from: Oberlin
      Financial Corp.)                                                                                         03/19/09
64  NYLife Securities LLC                                                                             04/01/05
65  Ogilvie Security Advisors Corp. (name change from:
      Ogilvie & Taylor Securities Corp.)                   03/27/97              04/23/04
66  OneAmerica Securities (name change from: AUL
      Equity Sales Corp.)                                  07/02/01              03/14/05
67  Palmer & Cay Securities Corp. (merged into
      Wachovia Securities LLC)                                                   03/21/04
68  Prime Solutions Securities, Inc.                       11/08/00              03/08/04
69  PrimeVest Financial Services, Inc. (part of ING
      Advisers Network)                                                          01/14/05
70  Princor Financial Services                             06/03/97              07/28/04
71  ProEquities, Inc. (name change from: Protective
      Equity Services, Inc.)                                                                                   10/25/05
72  Purshe Kaplan Sterling Investments, Inc.                                                                   11/03/06
73  Questar Capital Corporation                            10/23/98              12/23/04
74  RA Bench Securities, Inc.                                                                                  12/12/05
75  Raymond James Financial Services, Inc.                                       02/04/03
76  Royal Alliance Associates, Inc.                                                                            10/20/08
77  Safeguard Securities                                                                                       03/19/09
78  SagePoint Financial Inc. (name change from: AIG
      Financial Advisors, Inc.)                                                                       07/17/06
79  SAL Financial Services, Inc. dba Sterne Agee
      Financial Services, Inc.                                                   02/07/05
80  Sandgrain Securities                                   04/12/01              01/28/05
81  Securian Financial Services, Inc. (name change from:
      Ascend Financial Services, Inc.)                     01/11/99              03/08/04
82  Securities America, Inc.                                                     03/18/05
83  Signal Securities, Inc.                                                                                    06/01/07
84  Signator Investors, Inc.                                                                                   10/07/05
85  Sunset Financial Services, Inc.                                              05/14/04
86  SWS Financial Services, Inc.                           01/08/02              03/08/04
87  Symetra Investment Services, Inc. (name change
      from: Safeco Investment Svc., Inc.)                  07/06/00              12/23/04
88  TD Waterhouse Investor Services, Inc. (name change
      from: Jack White & Co.)                              06/01/98              03/18/04
89  Terra Securities (merged into Genworth Financial
      Securities Corp.)                                    03/18/99              03/18/04
90  The Leaders Group, Inc.                                11/02/99              03/08/04
91  Tower Square Securities, Inc.                          01/18/01                                            03/25/09
92  Transamerica Financial Advisors, Inc.                                                                      12/12/05
93  Triad Advisors                                                                                             03/19/09
94  USI Securities, Inc.                                                         06/29/04
95  ValMark Securities, Inc.                                                                                   08/30/05
96  VSR Financial Services, Inc.                           05/04/99              03/18/04
97  Wachovia Insurance Services Broker Dealer, Inc.
      (name change from: Mecklenberg Securities Corp.,
      Inc.)                                                                                                    11/20/06
98  Walnut Street Securities (name change from: Nathan
      & Lewis)                                             02/07/97
99  Waterstone Financial Group, Inc. (name change from:
      Long Grove Trading Co.)                                                                         12/19/05
100 Westport Financial Services, LLC                       03/27/97              12/13/04
101 Woodbury Financial Services, Inc.                                                       04/11/05
102 WRP Investments, Inc.                                                                                      11/07/06